Exhibit 99.1

Kohl's Corporation Reports Financial Results

•	Comparable sales increase 0.4%
•	Diluted earnings per share of $0.78
•	Adjusted diluted earnings per share(1) of $0.74
•	Updates adjusted annual diluted earnings per share(1) guidance to $4.75 to $4.95

MENOMONEE FALLS, Wis.--(BUSINESS WIRE)—November 19, 2019-- Kohl’s Corporation (NYSE:KSS) today reported results for the quarter ended November 2, 2019.

	Three Months			Nine Months
($ in millions, except per share data)	2019	2018	Change	2019	2018	Change
Total revenue	$4,625	$4,628	(0.1)%	$13,142	$13,406	(2.0)%
Comparable sales	0.4%	2.5%		(1.9)%	2.1%
Gross margin	36.3%	37.0%	(67) bps	37.3%	37.8%	(51) bps
Selling, general, and administrative expenses	$1,419	$1,375	3.2%	$3,962	$3,907	1.4%
Reported
Net income	$123	$161	(24)%	$426	$529	(19)%
Diluted earnings per share	$0.78	$0.98	(20)%	$2.67	$3.19	(16)%
Non-GAAP(1)
Net income	$116	$161	(28)%	$460	$561	(18)%
Diluted earnings per share	$0.74	$0.98	(24)%	$2.89	$3.38	(14)%

(1) Excludes Impairments, store closing and other costs, and (Gain) loss on extinguishment of debt.

Michelle Gass, Kohl's chief executive officer, said, "We are pleased to report that our business returned to growth during the third quarter, with a comparable sales increase of 0.4%.  The quarter started off positive in August with another successful back-to-school season and ended strong in October.  We enter the holiday period with momentum and are strategically increasing our investments to take advantage of the unique opportunity to fuel growth and customer acquisition.  We believe that investing in the short-term will support our strategies to drive profitable growth over the long-term.”

Dividend

On November 13, 2019, Kohl's Board of Directors declared a quarterly cash dividend on the Company's common stock of $0.67 per share. The dividend is payable December 24, 2019 to shareholders of record at the close of business on December 11, 2019.

Guidance

The Company now expects adjusted annual earnings per diluted share to be $4.75 to $4.95, which excludes $0.22 per diluted share related to the extinguishment of debt and impairments, store closing and other costs recognized in the first nine months of 2019, compared to its prior guidance of $5.15 to $5.45.

Third Quarter 2019 Earnings Conference Call

Kohl's will host its quarterly earnings conference call at 9:00 am ET on November 19, 2019. The phone number for the conference call is (800) 398-9397. Replays of the call will be available for 30 days by dialing (800) 475-6701.  The conference ID is 468137. The conference call and replays are also accessible via the Company's web site at http://corporate.kohls.com/investors/events-and-presentations.

Cautionary Statement Regarding Forward-Looking Information

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including 2019 earnings guidance. Kohl's intends forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “anticipates,” “plans,” or similar expressions to identify forward-looking statements. Such statements are subject to certain risks and uncertainties, which could cause Kohl's actual results to differ materially from those anticipated by the forward-looking statements. These risks and uncertainties include, but are not limited to, those described in Item 1A in Kohl's Annual Report on Form 10-K, which is expressly incorporated herein by reference, and other factors as may periodically be described in Kohl's filings with the SEC. Forward-looking statements relate to the date initially made, and Kohl’s undertakes no obligation to update them.

About Kohl's

Kohl’s (NYSE: KSS) is a leading omnichannel retailer with more than 1,100 stores in 49 states. With a commitment to inspiring and empowering families to lead fulfilled lives, Kohl’s offers amazing national and exclusive brands, incredible savings and an easy shopping experience in our stores, online at Kohls.com and on Kohl's mobile app. Since its founding, Kohl's has given more than $700 million to support communities nationwide, with a focus on family health and wellness. For a list of store locations or to shop online, visit Kohls.com. For more information about Kohl’s impact in the community or how to join our winning team, visit Corporate.Kohls.com or follow @KohlsNews on Twitter.

Contacts

Investor Relations:

Mark Rupe, (262) 703-1266, mark.rupe@kohls.com

Media:

Jen Johnson, (262) 703-5241, jen.johnson@kohls.com

KOHL’S CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	Three Months Ended		Nine Months Ended
(Dollars in Millions, Except per Share Data)	November 2, 2019	November 3, 2018	November 2, 2019	November 3, 2018
Net sales	$4,358	$4,369	$12,348	$12,632
Other revenue	267	259	794	774
Total revenue	4,625	4,628	13,142	13,406
Cost of merchandise sold	2,775	2,752	7,740	7,854
Gross margin rate	36.3%	37.0%	37.3%	37.8%
Operating expenses:
Selling, general, and administrative	1,419	1,375	3,962	3,907
As a percent of total revenue	30.7%	29.7%	30.1%	29.1%
Depreciation and amortization	227	243	687	725
Impairments, store closing and other costs	-	-	55	-
Operating income	204	258	698	920
Interest expense, net	52	63	157	197
(Gain) loss on extinguishment of debt	(9)	-	(9)	42
Income before income taxes	161	195	550	681
Provision for income taxes	38	34	124	152
Net income	$123	$161	$426	$529
Average number of shares:
Basic	156	164	158	165
Diluted	157	165	159	166
Earnings per share:
Basic	$0.79	$0.98	$2.69	$3.21
Diluted	$0.78	$0.98	$2.67	$3.19

ADJUSTED NET INCOME AND DILUTED EARNINGS PER SHARE, NON-GAAP FINANCIAL MEASURES

(Unaudited)

	Three Months Ended		Nine Months Ended
(Dollars in Millions, Except per Share Data)	November 2, 2019	November 3, 2018	November 2, 2019	November 3, 2018
Net income
GAAP	$123	$161	$426	$529
Impairments, store closing and other costs	-	-	41	-
(Gain) loss on extinguishment of debt	(7)	-	(7)	32
Adjusted (non-GAAP)	$116	$161	$460	$561

Diluted earnings per share
GAAP	$0.78	$0.98	$2.67	$3.19
Impairments, store closing and other costs	-	-	0.26	-
(Gain) loss on extinguishment of debt	(0.04)	-	(0.04)	0.19
Adjusted (non-GAAP)	$0.74	$0.98	$2.89	$3.38

KOHL’S CORPORATION

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(Dollars in Millions)	November 2, 2019	November 3, 2018
Assets
Current assets:
Cash and cash equivalents	$490	$1,047
Merchandise inventories	4,887	4,844
Other	404	446
Total current assets	5,781	6,337
Property and equipment, net	7,364	7,538
Operating leases	2,427	-
Other assets	167	243
Total assets	$15,739	$14,118
Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$2,454	$2,583
Accrued liabilities	1,347	1,289
Income taxes payable	2	14
Current portion of:
Finance leases and financing obligations	110	121
Operating leases	162	-
Total current liabilities	4,075	4,007
Long-term debt	1,856	2,272
Finance leases and financing obligations	1,332	1,528
Operating leases	2,643	-
Deferred income taxes	258	201
Other long-term liabilities	220	657
Shareholders' equity	5,355	5,453
Total liabilities and shareholders' equity	$15,739	$14,118

KOHL’S CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine Months Ended
(Dollars in Millions)	November 2, 2019	November 3, 2018
Operating activities
Net income	$426	$529
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	687	725
Share-based compensation	47	71
Deferred income taxes	45	(13)
Impairments, store closing and other costs	45	-
(Gain) loss on extinguishment of debt	(9)	42
Non-cash lease expense	112	-
Other non-cash (income) expenses	(3)	15
Changes in operating assets and liabilities:
Merchandise inventories	(1,405)	(1,293)
Other current and long-term assets	34	70
Accounts payable	1,266	1,312
Accrued and other long-term liabilities	(26)	38
Income taxes	(49)	(73)
Operating lease liabilities	(125)	-
Net cash provided by operating activities	1,045	1,423

Investing activities
Acquisition of property and equipment	(678)	(458)
Other	8	6
Net cash used in investing activities	(670)	(452)

Financing activities
Treasury stock purchases	(387)	(275)
Shares withheld for taxes on vested restricted shares	(32)	(29)
Dividends paid	(319)	(301)
Reduction of long-term borrowings	(6)	(530)
Premium paid on redemption of debt	-	(35)
Finance lease and financing obligation payments	(88)	(95)
Proceeds from financing obligations	11	-
Proceeds from stock option exercises	2	33
Net cash used in financing activities	(819)	(1,232)
Net decrease in cash and cash equivalents	(444)	(261)
Cash at beginning of period	934	1,308
Cash at end of period	$490	$1,047